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                                                                  EXHIBIT 10.4.2

                                AMENDMENT NO. 1

                                      TO

                            AT&T WIRELESS SERVICES
                     NETWORK MEMBERSHIP LICENSE AGREEMENT


          AMENDMENT NO. 1 TO NETWORK MEMBERSHIP LICENSE AGREEMENT ("Amendment No.1") dated as of March 30, 1999, by and between AT&T Corp., a New York corporation, with offices located at 32 Avenue of the Americas, New York, New York 10013, for itself and its affiliated companies, including AT&T Wireless Services, Inc. (collectively "Licensor"), and TeleCorp PCS, Inc., a Delaware corporation, with offices located at 1010 No. Glebe Road, Arlington, Virginia 22201 ("Licensee"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such term in the License Agreement referred to below.

          WHEREAS, Licensor and Licensee are parties to that certain Network Membership License Agreement, dated as of July 17, 1998 (as amended, and including the terms and conditions of the letter from Mary Hawkins-Key to Andrew Price, dated October 20, 1998, the"License Agreement"), pursuant to which Licensor agreed to license and allow Licensee to use the Licensed Marks in the Licensed Territory on the terms set forth in the License Agreement;

          WHEREAS, the Company has entered into an agreement with Wireless 2000, Inc., dated as of December 2, 1998 (the "Wireless 2000 Acquisition Agreement"), pursuant to which, among other things, Licensee will acquire 15MHz of C Block PCS Licenses in the Alexandria, LA BTA, the Lake Charles, LA BTA and the Monroe, LA BTA;

          WHEREAS, the Company has entered into an agreement with Mercury PCS II, LLC, dated as of May 15, 1998 (the "Mercury Acquisition Agreement"), pursuant to which, among other things, Licensee will acquire 10 MHz of F Block PCS Licenses for the Baton Rouge, LA BTA, the Lafayette-New Iberia, LA BTA, the Houma-Thibodeaux, LA BTA and the Hammond, LA BTA;

          WHEREAS, the parties desire that the term "Licensed Territory" as used in the License Agreement be amended to include (i) effective upon the closing of the transactions contemplated by the Wireless 2000 Acquisition Agreement (the "Wireless 2000 Closing"), the

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Alexandria, LA BTA, the Lake Charles, LA BTA and each of Ashley County, LA,
Caldwell County, LA and Catahoula County, LA within the Monroe, LA BTA and (ii) effective upon the closing of the transactions contemplated by the Mercury Acquisition Agreement (the "Supplemental Closing"), the Hammond, LA BTA and the Houma-Thibodeaux, LA BTA;

          WHEREAS, Licensee has agreed to acquire from an Affiliate of Licensor pursuant to an asset purchase agreement (the "Asset Purchase Agreement"), a portion of the Block A PCS License for the Puerto Rico - U.S. Virgin Islands MTA (the "Puerto Rico MTA") owned by such Affiliate of Licensor covering such market, on the terms set forth therein; and

          WHEREAS, upon consummation of Licensee's purchase of the Puerto Rico MTA in accordance with the Asset Purchase Agreement, Licensee and Licensor desire, that the term "Licensed Territory" as used in the License Agreement be amended to include the Puerto Rico MTA and that certain other changes to the definition of the term "Licensed Territory" be effected, on the terms and conditions set forth in this Amendment No. 1.

          NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Amendments.  (a) Schedule C to the License Agreement is hereby
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          amended to:

          (i) include in the portion of Licensed Territory within the New Orleans MTA the Alexandria, LA BTA -- Market Designator B009, the Lake Charles, LA BTA -- Market Designator B238 and each of Ashley County, LA, Caldwell County, LA and Catahoula County, LA within the Monroe, LA BTA -- Market Designator B 304;

          (ii) delete from the Licensed Territory within the Boston-Providence MTA Strafford County, New Hampshire;

          (iii)  include a new Section VIII to said Schedule C as follows:

          "The entire Puerto Rico - U.S. Virgin Islands MTA"; and

          (iv) include in the portion of the Licensed Territory within the New Orleans MTA the Houma-Thibodeaux, LA BTA-- Market Designator B195 and the Hammond, LA BTA -- Market Designator B180; and

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          (b)  (i)    Section 1 to the License Agreement is hereby amended to
add the following defined terms thereto:

          "FTC Rule": Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, 16 C.F.R.(S) 436 et. seq.

          "Minutes":  As defined in Section 20.2(i).

          "Roaming Agreement":  As defined in Section 20.2(iii).

          "Telephones":  As defined in Section 20.2(i);

               (ii) Section 11.1(a) of the License Agreement is hereby amended by deleting the fifth sentence thereof in its entirety and inserting the following sentence in replacement therefor:

          "In the event either party fails to give a Renewal Notice or, in response to a Renewal Request, gives a Non-Renewal Notice, such party shall be presumed to have: (a) good cause of non-renewal either due to an action or failure to act by the other party or due to circumstances related to the party who did not provide the notice, and (b) shown that such action or failure to act by the other party may affect, or has affected, the interests of such party in an adverse or substantial manner in the development of the market, distribution of merchandise, or rendering of services.";

               (iii) Section 17 of the License Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following sentence in replacement therefor:

               "The construction, performance, and interpretation of this Agreement shall be governed by the U.S. Trademark Act, 15 U.S.C. 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law; provided, that (i) if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Agreement to effectuate their original intent as closely as possible, or (ii) if Puerto Rican law is required to govern a specific aspect of the parties' relationship related to Licensee's operations in Puerto Rico, Puerto Rican law shall govern only such claims or actions relating to Licensee's operations in Puerto Rico, and, then, only to the extent that Puerto Rico law is required to apply."; and

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               (iv)   The License Agreement is hereby amended by adding the
following Sections 20 and 21 at the end thereof:

     20.  "Recognition.  Licensee recognizes the following:
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          20.1 The parties do not intend for the Puerto Rico Dealers' Contract
               Law to apply to the relationship between Licensee and Licensor and, in that regard, Licensee recognizes that (i) Licensor and Licensor's marks, including, but not limited to the AT&T Service Marks and the Licensed Marks, are well known throughout the United States and Puerto Rico; (ii) Licensor engages in extensive advertising throughout the United States and Puerto Rico; and
               (iii) Licensee has entered into this relationship with Licensor in order to enjoy the market developed by Licensor's name and reputation, and the goodwill of the AT&T Service Marks and the Licensed Marks.

          20.2 The parties do not intend to create a franchise or business opportunity relationship between Licensee and Licensor and, in that regard, Licensee recognizes that:

                    (i) in providing telecommunications service under the terms of this Agreement, Licensee may purchase on its own behalf for resale wireless telephones ("Telephones") and minutes for mobile wireless radiotelephonic service ("Minutes") from Licensor or Licensor's Affiliates, and Licensee (a) is not required to maintain an inventory of any item sold by Licensor, (b) is not required and will not engage in collections activities on behalf of Licensor, and
                    (c) is not authorized and will not execute any contracts (including sales contracts) on behalf of Licensor;

                    (ii) Licensor will not provide Licensee with a Uniform Franchise Offering Circular which is required by the FTC Rule and several state franchise investment laws to be provided with the offer and/or sales of a franchise, as the parties acknowledge and agree that the FTC Rule and state franchise investment laws do not, by their terms and the definitions contained therein, apply;

                    (iii) the Telephones (if any) and Minutes purchased under the terms of the Intercarrier Roamer Service Agreement between Licensor and Licensee, dated as of July 17, 1998 ("Roaming

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                    Agreement"), are being sold by Licensor to Licensee at bona fide wholesale prices;

                    (iv) Licensee is not required, by this Agreement or the Roaming Agreement between Licensor and Licensee, or as a matter of practical necessity, to purchase more than a reasonable quantity of Telephones and Minutes for resale;

                    (v) Licensor did not make any representation to Licensee that (a) Licensee or its equity holders will earn, or are likely to earn, a gross or net profit in excess of the initial required investment paid by Licensee for the wireless service company, (b) Licensor or any of its Affiliates has knowledge of the wireless market that Licensee will operate in or that the market demand will enable Licensee to earn a profit, (c) there is a guaranteed market for Licensee and/or wireless service, or (d) Licensor or any of its Affiliates will provide Licensor with locations or assist Licensee in finding locations for use or operation of the wireless service company; and

                    (vi) Licensee was informed at least seven days prior to the execution of this Agreement that Licensor's principal business address in New York is 32 Avenue of the Americas, New York, New York 10013 and Licensor's agent for service of process in New York is c/o AT&T Corp., 32 Avenue of the Americas, New York, New York 10013.

          20.3 Licensee has had ample time and opportunity to consult with attorneys and advisors of its own choosing and has consulted with them about the arrangement with Licensor and the above issues.

     21.  Puerto Rico Dealers' Contract Law Definitions.  If, contrary to the
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          intent of the parties, the Puerto Rico Dealers' Contract Law is interpreted by a court to apply to the relationship between Licensor and Licensee, the parties acknowledge and agree that the following shall constitute "just cause" under the Puerto Rico Dealers' Contract
          Law: (i) if either of the parties fails to renew this Agreement as provided in Section 11.1; and (ii) termination of this Agreement for any of the reasons specified in Section 11.2."

2.        Effectiveness of Amendment No. 1.  Clause (i) of Section 1(a) shall
          --------------------------------
     become effective only upon the date of the Wireless 2000 Closing, clause
     (ii) of Section 1(a)

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     shall become effective immediately upon the execution hereof by the parties, clause (iv) of Section 1(a) shall become effective only upon the date of the Supplemental Closing, and clause (iii) of Section 1(a) and clauses (i), (ii), (iii) and (iv) of Section 1(b) shall become effective only upon the consummation of the Licensee's purchase of the Puerto Rico MTA in accordance with the Asset Purchase Agreement.

3.        Severability of Provisions.  Any provision of this Amendment No. 1
          --------------------------
     which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.        Agreement to Remain in Full Force and Effect.  This Amendment No. 1
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     shall be deemed to be an amendment to the License Agreement. All references to the License Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the License Agreement as amended hereby. Except as amended hereby, the License Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

5.        Heading.  The headings in this Amendment No. 1 are inserted for
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     convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 1 or any provision thereof.

6.        Counterparts.  This Amendment No. 1 may be executed in counterparts,
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     each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.        Applicable Law; Jurisdiction.  The construction, performance and
          ----------------------------
     interpretation of this Agreement shall be governed by the U.S. Trademark Act, 15 U.S.C. 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law; provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Amendment No. 1 to effectuate their original intent as closely as possible.


                           [signature page follows]

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Executed as of the date first written above.


AT&T CORP.                               TELECORP PCS, INC.

By__________________________________     By___________________________________

Its_________________________________     Its__________________________________

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